UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (May 6, 2022)

CARVANA CO.

(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.RS. Employer Identification No.)

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

(Address of principal executive offices, including zip code)

(480) 719-8809

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Senior Notes due 2030

On May 6, 2022 (the “Closing Date”), Carvana Co. (the “Issuer”) issued $3.275 billion of its 10.2500% Senior Notes due 2030 (the “Notes”). The offering and sale of the Notes were made only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes were newly-issued under an indenture (the “Indenture”), dated as of the Closing Date, entered into by and among the Issuer, each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Interest and Maturity

The Notes will accrue interest at a rate of 10.2500% per annum, payable in cash semi-annually, in arrears, on May 1 and November 1 of each year, beginning on November 1, 2022. The Notes will mature on May 1, 2030, unless earlier repurchased or redeemed.

Guarantees, Security and Ranking

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Issuer’s direct or indirect wholly-owned, existing domestic subsidiaries (other than the Issuer’s subsidiaries formed solely for the purpose of facilitating its securitizations and receivables financings) (the “Initial Guarantors”), including certain subsequently acquired direct or indirect wholly-owned domestic subsidiaries of ADESA, Inc. (“ADESA”) that hold real property upon consummation of the acquisition of the U.S. physical auction business of ADESA (the “ADESA Guarantors” and, together with the Initial Guarantors, the “Guarantors”). The Notes are the Issuer’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness. The Notes and the guarantees rank effectively junior to all of the Issuer’s and the Guarantors’ secured obligations to the extent of the value of the collateral securing such obligations. The Notes and the guarantees will rank senior in right of payment to any of the Issuer’s and the Guarantors’ future indebtedness that is expressly subordinated to the Notes or guarantees. The Notes and the guarantees rank structurally junior to any indebtedness and other liabilities of the Issuer’s subsidiaries that are not Guarantors of the Notes.

Redemption

The Issuer may redeem some or all of the Notes on or after May 1, 2027 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption.

Prior to May 1, 2025, the Issuer may redeem up to 35.0% of the aggregate principal amount of the Notes at a redemption price equal to 110.2500%, together with accrued and unpaid interest, if any, to, but not including, the date of redemption, with the net cash proceeds of certain equity offerings.

The Issuer may, at its option, redeem in the aggregate up to 10% of the original aggregate principal amount of the Notes during the period from, and including, May 1, 2025 to, but excluding May 1, 2027, at a redemption price equal to 105.125% of the Notes to be redeemed, plus accrued and unpaid interest thereon to the relevant redemption rate.

In addition, the Issuer may, at its option, redeem some or all of the Notes prior to May 1, 2027 by paying a make-whole premium, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

If the Issuer experiences certain change of control events, it will make an offer to purchase all of the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Restrictive Covenants

The Indenture contains restrictive covenants that limit the ability of the Issuer and the Issuer’s restricted subsidiaries to, among other things: incur additional debt or issue preferred stock; create liens; create restrictions on the Issuer’s subsidiaries’ ability to make payments to the Issuer; pay dividends and make other distributions in respect of the Issuer’s and its restricted subsidiaries’ capital stock; redeem or repurchase the Issuer’s capital stock or prepay subordinated indebtedness; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers or consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indenture. If the Notes are assigned an investment grade rating from any two of Fitch Ratings, Inc., Standard & Poor’s Investors Rating Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing, certain of these covenants will be suspended with respect to such Notes.

Escrow of Proceeds; Use of Proceeds

On May 6, 2022, the Issuer deposited the net proceeds from the offering of the Notes into an escrow account for the benefit of the holders of the Notes pending consummation of the acquisition of the U.S. physical auction business of ADESA, Inc. (the “ADESA U.S. Auction Acquisition”). The release of escrow proceeds to the Issuer to consummate the ADESA U.S. Auction Acquisition was subject to the satisfaction of certain conditions, including the closing of the ADESA U.S. Auction Acquisition on the same day as the release of such escrowed funds. Upon release of the escrowed funds, the Issuer used the net proceeds (a) to fund the ADESA U.S. Auction Acquisition and other ancillary transactions to occur in connection therewith, and to pay related fees and expenses in connection therewith and (b) for working capital, capital expenditures and other general corporate purposes.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the complete text of the Indenture and the Notes filed as Exhibits 4.1. and 4.2 hereto.

Supplemental Indentures

On May 9, 2022, in connection with the completion of the ADESA U.S. Auction Acquisition, the Issuer, the Guarantors and the Trustee entered into supplemental indentures to the indentures governing the Issuer’s (i) Notes; (ii) 4.875% senior notes due 2029; (iii) 5.875% senior notes due 2028; (iv) 5.500% senior notes due 2027; and (v) 5.625% senior notes due 2025, in each case, for the purpose of adding the ADESA Guarantors under each such indenture.

The foregoing description of the supplemental indentures is qualified in its entirety by reference to the complete text of the supplemental indentures filed as Exhibits 4.3, 4.4, 4.5, 4.6 and 4.7 hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 9, 2022, the Issuer completed the ADESA U.S. Auction Acquisition for approximately $2.2 billion in cash, subject to customary adjustments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 10, 2022, the Issuer issued a press release announcing the completion of the ADESA U.S. Auction Acquisition. A copy of the press release relating to the completion of the ADESA U.S. Auction Acquisition is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 6, 2022, among Carvana Co., each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, related to the 10.2500% Senior Notes due 2030.

4.2	Form of 10.2500% Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).

4.3	Supplemental Indenture, dated as of May 9, 2022, among Carvana Co., each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, related to the 10.2500% Senior Notes due 2030.

4.4	Supplemental Indenture, dated as of May 9, 2022, among Carvana Co., each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, related to the 4.875% Senior Notes due 2029.

4.5	Supplemental Indenture, dated as of May 9, 2022, among Carvana Co., each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, related to the 5.875% Senior Notes due 2028.

4.6	Supplemental Indenture, dated as of May 9, 2022, among Carvana Co., each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, related to the 5.500% Senior Notes due 2027.

4.7	Supplemental Indenture, dated as of May 9, 2022, among Carvana Co., each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, related to the 5.625% Senior Notes due 2025.

99.1	Press Release, dated May 10, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2022

CARVANA CO.

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President, General Counsel and Secretary